EXHIBIT 10.61

[Solexa, Inc. Letterhead]

April 21, 2005

ValueAct Capital
435 Pacific Avenue, 4th Floor
San Francisco, CA 94133
Attn: G. Mason Morfit

Re: Board Of Directors Representative

Dear Mason:

     This purpose of this letter is to confirm the understanding between Solexa, Inc., a Delaware company (the “Company”)and ValueAct Capital Master Fund, L.P. (“ValueAct”) in connection with the Company’s private placement of common stock and warrants pursuant to that certain Securities Purchase Agreement, dated April 21, 2005, by and between the Company and the individuals and entities identified on the signature pages hereto (the “Purchase Agreement”).

     Effective and contingent upon of the First Closing (as defined in the Purchase Agreement) and until ValueAct no longer owns at least 734,500 shares of the Company’s common stock (as appropriately adjusted for any stock dividend, stock split, reverse split, reclassification or the like), ValueAct shall have the right to nominate one member of the Company’s Board of Directors, which nominee shall initially be G. Mason Morfit.

Very truly yours,

Solexa, Inc.
/s/ John West

John West
Chief Executive Officer

Accepted and Agreed:

ValueAct Capital Master Fund, L.P.
/s/ George F. Hamel

By its General Partner, VA Partners, LLC
George F. Hamel, Jr.
Managing Member